Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

INGERSOLL-RAND U.S. HOLDCO, INC.

THE UNDERSIGNED INCORPORATOR, in order to form a stock corporation, under and pursuant to the provisions of the Delaware General Corporation Law (“DGCL”), does hereby certify as follows:

FIRST:          The name of the corporation is Ingersoll-Rand U.S. HoldCo, Inc. (the “Corporation”).

SECOND:          The address of the initial registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, DE 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD:          The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:          The Corporation shall have the authority to issue (1,000) shares, all of which shall be shares of common stock, with a par value of $0.01. The board of directors of the Corporation (the “Board”) shall be authorized to set by resolution of the Board the powers, preferences, rights, qualifications, limitations and restrictions with respect to the authorized common stock and preferred stock, if any, of the Corporation. The Board is also authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of undesignated preferred stock.

FIFTH:          The incorporator of the Corporation is Sara Walden Brown whose mailing address is 800-E Beaty Street, Davidson, NC 28036.

SIXTH:          To the fullest extent permitted under the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after the filing of the Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment or repeal.

SEVENTH:          The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the third paragraph of this Article SEVENTH, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article SEVENTH or otherwise.

If a claim for indemnification or advancement of expenses under this Article SEVENTH is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

The rights conferred on any Covered Person by this Article SEVENTH shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

Any repeat or modification of the foregoing provisions of this Article SEVENTH shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

This Article SEVENTH shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

EIGHTH:          The business and affairs of the Corporation, and the control and disposition of its property and funds, shall be managed by or under the direction of the Board. The qualification, tenure, number, election, powers and duties of the members of the Board shall be as provided in the Bylaws of the Corporation (the “Bylaws”). The Board shall have the power and authority to adopt, amend and restate the Bylaws from time to time. Any director may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the shares of stock issued and outstanding and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the shares of stock issued and outstanding.

NINTH:          The duration of the Corporation shall be perpetual.

TENTH:          Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ELEVENTH:          Upon dissolution of the Corporation, the Board shall, after paying or making provision for the payment of all liabilities of the Corporation, dispose of all the assets of the Corporation in furtherance of the Corporation’s purposes, as the Board determines.

TWELFTH:          The Board is authorized to adopt, amend or repeal the Bylaws.

THIRTEENTH:          The Corporation reserves the right, at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended) are granted subject to this reservation. No amendment, modification or repeal of any provision set forth in this Certificate of Incorporation shall affect any individual’s right to indemnification or the limitation of liability with respect to any acts or omissions or such individual occurring prior to such amendment, modification or repeal this reservation. No amendment, modification or repeal of any provision set forth in this Certificate of Incorporation shall affect any individual’s right to indemnification or the limitation of liability with respect to any acts or omissions or such individual occurring prior to such amendment, modification or repeal.

[Signature page folio]

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly have hereunto set her hand this 26th day of April, 2019.

By:	/s/ Sara Walden Brown
Sara Walden Brown
Sole Incorporator